Exhibit 23.2

10-K/A Consent

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-36779, 333-43159, and 333-43181) on Form S-8, of our report dated August 20, 2003 (except for Note 26 as to which the date is July 11, 2005), with respect to the consolidated financial statements of SPACEHAB, Incorporated, included in this Form 10-K/A.

/s/ Ernst & Young LLP

McLean, Virginia

July 18, 2005